Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Owners and Board of Directors
Shandong Guolian Telecommunication Technology Limited

We have audited the accompanying consolidated balance sheets of Shandong Guolian Telecommunication Technology Limited and its affiliates (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations and other comprehensive income, changes in owners’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Mazars CPA Limited
Mazars CPA Limited
Certified Public Accountants
Hong Kong
Date: November 12, 2007

Shandong Guolian Telecommunication Technology Limited

Consolidated Statements of Operations and Other Comprehensive Income

		(Unaudited) Six months ended June 30,		Years ended December 31
		2007	2006	2006	2005
	Note	US$	US$	US$	US$
Operating revenues
Net sales of equipment		-	-	185,958	48,992
Service income		2,131,591	1,437,935	3,597,395	3,396,784

		2,131,591	1,437,935	3,783,353	3,445,776
Operating expenses
Equipment and services		1,385,086	867,847	2,091,359	2,001,181
Sales and marketing		203,161	178,597	451,231	387,138
General and administrative		207,871	112,964	266,756	169,438
Depreciation		18,540	19,646	36,730	19,793

Total operating expenses		1,814,658	1,179,054	2,846,076	2,577,550

Operating income		316,933	258,881	937,277	868,226
Interest expense		(25,140)	(18,488)	(76,127)	(8,593)
Other income (expense), net		(716)	88	(135)	(20,646)
Write off of amount due from a related party	10(d)	-	-	-	(930,571)
Share of gain of an associate		-	-	-	255,775

Income from ordinary activities before taxation		291,077	240,481	861,015	164,191

Income taxes	4	(127,314)	(19,159)	(296,731)	(323,685)

Income from ordinary activities		163,763	221,322	564,284	(159,494)

Extraordinary income	8	390,247	-	-	241,956

Net income		554,010	221,322	564,284	82,462

Other comprehensive income
Foreign currency translation adjustment		43,120	43,639	68,579	23,086

Comprehensive income		597,130	264,961	632,863	105,548

Attributable to:
Owners of the Company		552,921	184,620	453,150	44,703
Minority interest		1,089	36,702	111,134	37,759

		554,010	221,322	564,284	82,462

The accompanying notes are an integral part of these consolidated financial statements.

Shandong Guolian Telecommunication Technology Limited

Consolidated Balance Sheets

		(Unaudited) As of June 30,	As of December 31,
		2007	2006	2005
	Note	US$	US$	US$
ASSETS

Current assets:
Cash and cash equivalents		313,793	133,324	215,420
Accounts receivable, net of allowance of $215,757, $168,420 and $130,886		4,605,855	4,209,247	3,109,307
Due from related parties	10	439,914	551,790	235,536
Inventories	5	997,772	1,241,918	1,096,076
Prepayment		888,091	1,278,503	171,521
Other current assets		405,764	202,215	156,653

Total current assets		7,651,189	7,616,997	4,984,513

Property, plant and equipment, net	6	337,982	352,976	344,307

Total assets		7,989,171	7,969,973	5,328,820

LIABILITIES AND OWNERS’ EQUITY

Current liabilities:
Short-term bank loan	7	282,659	275,673	142,492
Accounts payable - Trade		2,226,131	2,738,538	2,165,993
Customer deposits for sales of equipment		435,328	377,466	129,555
Accrued expenses and other accrued liabilities		616,072	660,281	501,390
Due to related parties	10	66,167	30,139	29,131
Taxes payable		1,850,329	1,534,961	989,726

Total current liabilities		5,476,686	5,617,058	3,958,287

Long-term loan from related parties	11	69,593	80,189	102,760

Commitments and contingencies	12

Owners’ equity:
Registered capital		976,040	976,040	603,950
Minority interests		-	425,875	314,741
Cumulative translation adjustments		135,606	92,486	23,907
Retained earnings		1,331,246	778,325	325,175

Total owners’ equity		2,442,892	2,272,726	1,267,773

Total liabilities and owners’ equity		7,989,171	7,969,973	5,328,820

The accompanying notes are an integral part of these consolidated financial statements.

Shandong Guolian Telecommunication Technology Limited

Consolidated Statements of Changes in Owners’ Equity

	Registered capital	Translation adjustment	Retained earnings	Minority interests	Total
	US$	US$	US$	US$	US$

Balance at January 1, 2005	603,950	821	280,472	-	885,243
Minority interest arising from acquisition of a subsidiary from an associate company	-	-	-	276,982	276,982
Foreign currency translation adjustment	-	23,086	-	-	23,086
Net income	-	-	44,703	37,759	82,462

Balance at December 31, 2005	603,950	23,907	325,175	314,741	1,267,773

Injection of capital	372,090	-	-	-	372,090
Foreign currency translation adjustment	-	68,579	-	-	68,579
Net income	-	-	453,150	111,134	564,284

Balance at December 31, 2006	976,040	92,486	778,725	425,875	2,272,726

Foreign currency translation adjustment	-	43,120	-	15,621	58,741
Net income	-	-	552,921	1,089	554,010
Acquisition of minority interest	-	-	-	(442,585)	(442,585)

Balance at June 30, 2007 (unaudited)	976,040	135,606	1,331,246	-	2,442,892

The accompanying notes are an integral part of these consolidated financial statements.

Shandong Guolian Telecommunication Technology Limited

Consolidated Statements of Cash Flows

	Note	(Unaudited) Six months ended June 30,		Years ended December 31,
		2007	2006	2006	2005
		US$	US$	US$	US$
Cash flows from operating activities
Net income		554,010	221,322	564,284	82,462
Adjustments to reconcile net income to net cash provided by operating activities:
Share of gain of an associate		-	-	-	(255,775)
Extraordinary gain		(390,247)	-	-	(241,956)
Depreciation		18,540	19,646	36,730	19,793
Provision for doubtful accounts		43,069	(19,009)	28,484	127,423
Exchange difference		1,984	6,838	28,603	58,084
Changes in assets and liabilities:
Accounts receivable		(331,327)	(384,209)	(1,020,817)	(343,469)
Inventories, net		276,114	(308,203)	(107,909)	6,828
Due from related parties		126,080	(180,845)	(308,103)	84,481
Prepayment		423,322	(240,999)	(1,101,046)	1,099,777
Other current assets		(198,346)	604,261	(40,141)	313,147
Accounts payable		(582,900)	(229,303)	497,584	(540,437)
Due to related parties		2,416	(12,485)	-	(58,253)
Customer deposits for sales of equipment		48,146	174,234	243,427	(821,967)
Taxes payable		275,857	138,416	510,983	558,981
Accrued expenses and other accrued liabilities		(61,206)	29,147	141,539	214,368

Net cash provided by (used in) operating activities		205,512	(181,189)	(526,382)	303,486

Cash flows from investing activities
Purchase of property, plant and equipment		(14,447)	(7,740)	(33,483)	(325,155)
Acquisition of a subsidiary, net of cash disbursed	9	-	-	-	90,687

Net cash used in investing activities		(14,447)	(7,740)	(33,483)	(234,468)

Cash flows from financing activities
Borrowings of short-term debts		-	-	128,250	123,960
Repayment of short-term debts		-	-	-	(283,992)
Borrowings of loan		-	(10,661)	-	-
Repayment of loans		(10,596)	-	(22,571)	102,760
Issue of registered capital		-	372,090	372,090	-

Net cash (used in) provided by financing activities		(10,596)	361,429	477,769	(57,272)

Net increase (decrease) in cash and cash equivalents		180,469	172,500	(82,096)	11,746
Cash and cash equivalents, beginning of year		133,324	215,420	215,420	203,674

Cash and cash equivalents, end of year		313,793	387,920	133,324	215,420

Supplemental disclosure of cash flow information
Interest income		1,003	1,033	1,377	381
Interest expenses		(37,162)	(7,706)	(69,094)	37,280

Non-cash investing activity
Acquisition of minority interests	10(c)	32,836	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

Shandong Guolian Telecommunication Technology Limited

Notes to Consolidated Financial Statements

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Shandong Guolian Telecommunication Technology Limited (“Guolian”)(note) was incorporated on February 9, 1999 under the Company laws of the People’s Republic of China (“PRC”) with an operating period of 10 years until January 1, 2009. On January 9, 2006, the registered capital of Guolian was increased by US$372,090 and resulted in the accumulated registered capital of US$976,040.

On June 22, 1999, Guolian established a new company, namely Pan-pacific Telecommunication Company Limited (“Pan-pacific”)(note) with another third party company. The initial investment cost in Pan-pacific was RMB245,000 (US$29,638) which represented 49% of equity interest therein. On August 25, 2005, Guolian injected additional capital of RMB500,000 (US$61,110) to Pan-pacific and has increased its share of interest to 74.5% and Pan-pacific has since become a subsidiary of Guolian. On January 29, 2007, Guolian acquired the remaining equity interests from minority interests.

The principal business activities of Guolian and its subsidiary are design, development, production and installation and trading of wireless telecommunication coverage system equipment.

Note: These are direct translation of the name in Chinese and are not the official name in English.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting principles
The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America (“USGAAP”).

Basis of consolidation

The consolidated financial statements include the accounts of Guolian and its subsidiary (the “Company”). All significant intercompany accounts and transactions have been eliminated. The Company has included the results of operations of acquired entities from the date of acquisition.

Associates
An associate is an entity in which the Company has significant influence and which is neither a subsidiary nor a joint venture.

The Company’s investment in associate is accounted for under the equity method of accounting. The consolidated income statement includes the Company’s share of the post-acquisition results of the associate for the year. The consolidated balance sheet includes the Company’s share of the net assets of the associate and also goodwill. The Company discontinues recognising its share of further losses when the Company’s share of losses of the associate equals or exceeds the carrying amount of its interest in the associate, as the Company has no obligations in respect of the associate. For this purpose, the Company’s interest in the associate is the carrying amount of the investment under the equity method together with the Company’s long term interests that in substance form part of the Company’s net investment in the associate.

Shandong Guolian Telecommunication Technology Limited

Notes to Consolidated Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition

Net sales of equipment represent the invoiced value of goods, net of value-added tax (“VAT”) and returns. The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable. Service revenue is recognized when the service is performed and accepted by the customer. The Company has a policy of including handling costs incurred for finished goods, which are not significant, in the sales and marketing expenses.

Revenues from fixed-price service contracts are recognized on the completed-contract method. Under the completed-contract method, revenue and costs of individual contracts are included in operations in the year during which they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. This method is used because the contract is completed within a short period of time, and financial position and results of operations do not vary significantly from those that would result from use of the percentage-of- completion method. A contract is considered completed upon completion of all essential contract work and the installation has been accepted by the customer.

Service costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools and repairs. General and administrative costs are charged to expense as incurred.

Income taxes
Provision for income and other related taxes have been provided in accordance with the tax rates and laws in effect in the PRC.

Income tax expense is computed based on pre-tax income included in the consolidated statement of operation. Deferred income taxes are provided, using the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax bases assets and liabilities and their reported amounts. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the consolidated financial statements.

Comprehensive income
SFAS No. 130, "Reporting Comprehensive Income", requires the presentation of comprehensive income, in addition to the existing statements of operations. Comprehensive income is defined as the change in equity during the year from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners.

Trade receivables
Trade receivables are recorded at original invoice amount, less any estimated allowance for uncollectible accounts. Trade credit is generally extended on a short-term basis, thus trade receivables do not bear interest. Trade receivables are periodically evaluated for collectibility based on past credit history with customers and their current financial condition. Changes in the estimated collectibility of trade receivables are recorded in the results of operations for the year in which the estimate is revised. Trade receivables are presented net of an allowance for uncollectible amounts of US$130,886, US$168,420 and US$215,757 as of December 31, 2005, of 2006 and as of June 30, 2007 respectively.

Shandong Guolian Telecommunication Technology Limited

Notes to Consolidated Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories
Inventories are stated at the lower of cost or market value. Potential losses from obsolete and slow-moving inventories are provided for when identified. Cost, which comprises all costs of purchase and, where applicable, other costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the weighted average method. Market value represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Property, plant and equipment
Property, plant and equipment are stated at original cost less accumulated depreciation and amortization.

The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, overhaul and minor renewals and betterments, are normally charged to operating expenses in the period in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

When assets are sold or retired, their costs and accumulated depreciation are eliminated from the consolidated financial statements and any gain or loss resulting from their disposal is recognized in the year of disposition as an element of other income, net.

Depreciation is provided to write off the costs of property, plant and equipment over their useful lives from the date on which they become fully operational and after taking into account their estimated residual values, using the following methods:

Building	Straight-line method at 5% p.a.
Plant and machinery	Straight-line method at 20% p.a.
Office equipment	Straight-line method at 20% p.a.
Motor vehicles	Straight-line method at 20% p.a.

Impairment of long-lived assets
The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Operating leases
Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rental payables under operating leases are recognized as expenses on the straight-line basis over the lease term.

Shandong Guolian Telecommunication Technology Limited

Notes to Consolidated Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation

The Company considers Renminbi as its functional currency as a substantial portion of the Company’s business activities are based in Renminbi. However, the Company has chosen the United States dollar as its reporting currency.

Transactions in currencies other than the functional currency during the year are translated into the functional currency at the applicable rates of exchange prevailing at the time of the transactions. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the applicable rates of exchange in effect at the balance sheet date. Exchange gains and losses are recorded in the consolidated statements of operations.

For translation of financial statements into the reporting currency, assets and liabilities are translated at the exchange rate at the balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated at the weighted average rates of exchange prevailing during the year/period.

Translation adjustments, when material, resulting from this process, are recorded in accumulated other comprehensive income within owners’ equity.

Cash equivalent
The Company considers short-term, highly liquid investments with original maturities of Six months or less to be cash equivalents.

Use of estimates

The preparation of the consolidated financial statements in conformity with USGAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation and amortization, inventory allowance, taxes and contingencies.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Recently issued accounting standards
There are no new accounting pronouncements for which adoption is expected to have a material effect on the Company's financial statements.

Shandong Guolian Telecommunication Technology Limited

Notes to Consolidated Financial Statements

3.	OPERATING RISKS

(a)	Concentration of major customers and suppliers

	(Unaudited) Six months ended June 30,		Years ended December 31,
	2007	2006	2006	2005
	US$	US$	US$	US$
Major customers with revenues of more than 10% of the Company’s sales
Sales to major customers	2,131,591	1,437,935	3,582,483	3,227,370
Percentage of sales	100%	100%	95%	94%
Number	2	2	2	2

Major suppliers with purchases of more than 10% of the Company’s purchases
Purchases from major suppliers	434,419	347,377	942,344	676,497
Percentage of purchases	51%	48%	50%	40%
Number	3	3	3	3

Accounts receivable related to the Company’s major customers comprised 88%, 90% and 94% of all account receivables as of December 31, 2005 and 2006 and as of June 30, 2007 respectively.

Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The major concentrations of credit risk arise from the Company’s accounts receivable. The directors of Guolian consider that such customers have maintained a long-term working relationship with the Company and they are satisfied with the Company’s performance and product quality. Nevertheless, the Company is continuously developing a more diversified customer base.

(b)	Country risks

The Company may also be exposed to the risks as a result of its principal operation being primarily in the PRC. These include risks associated with, among others, the political, economic and legal environmental and foreign currency exchange. The Company’s results may be adversely affected by change in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company’s management does not believe these risks to be significant. There can be no assurance, however, those changes in political and other conditions will not result in any adverse impact.

Shandong Guolian Telecommunication Technology Limited

Notes to Consolidated Financial Statements

3.	OPERATING RISKS (CONTINUED)

(c)	Cash and time deposits

The Company mainly maintains its cash balances with various banks located in the PRC. In common with local practice, such amounts are not insured or otherwise protected should the financial institutions be unable to meet their liabilities. There has been no history of credit losses. There are neither material commitment fees nor compensating balance requirements for any outstanding loans of the Company.

4.	INCOME TAXES

Guolian and its subsidiary are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdictions in which each entity is domiciled. Provision for income and other related taxes have been provided in accordance with the tax rates and laws in effect in the PRC.

In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, and prescribes the measurement process and a minimum recognition threshold for a tax position, taken or expected to be taken in a tax return, that is required to be met before being recognized in the financial statements. Under FIN 48, the Company must recognize the tax benefit from an uncertain position only if it is more-likely-than-not the tax position will be sustained on examination by the taxing authority, based on the technical merits of the position. The tax benefits recognized in the financial statements attributable to such position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon the ultimate resolution of the position.

As of January 1, 2007, the Company is subject to the provisions of FIN 48, and has analyzed its filing positions in all of the federal, state and foreign jurisdictions where it is required to file income tax returns, as well as for all open years for those jurisdictions. As of December 31, 2006, and June 30, 2007, the Company has identified only one “major” tax jurisdictions, as defined, in which it is required to file income tax returns in Mainland China. Based on the evaluations noted above, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its consolidated financial statements. Based on a review of tax positions for all open years, no reserves for uncertain income tax positions have been recorded pursuant to FIN 48 during the Six months ended June 30, 2007, and the Company does not anticipate that it is reasonably possible that any material increase or decrease in its unrecognized tax benefits will occur within twelve months.

Upon adoption of FIN 48 on January 1, 2007, and as of June 30, 2007, the Company had no unrecognized tax benefits or accruals for the potential payment or interest and penalties. The Company’s policy is to record interest and penalties in this connection as a component of the provision for income tax expense. For the Six months ended June 30, 2007, no interest or penalties were recorded.

All of the Company’s income is generated in the PRC by Guolian and its subsidiary and is subject to PRC income taxes at a rate of 33%. Since Guolian has registered as “High technology business corporation” in 2006, it is subject to tax laws applicable to the enterprise in the PRC and reduce the PRC income taxes rate to 15% commencing in fiscal year 2006.

Shandong Guolian Telecommunication Technology Limited

Notes to Consolidated Financial Statements

4.	INCOME TAXES (CONTINUED)

(a)	Income tax expenses are comprised of the following:

	(Unaudited) Six months ended June 30,		Years ended December 31,
	2007	2006	2006	2005
	US$	US$	US$	US$
Current tax
PRC	127,314	19,159	296,731	323,685

(b)	Reconciliation of tax expenses:

	(Unaudited) Six months ended June 30,		Years ended December 31,
	2007	2006	2006	2005
	US$	US$	US$	US$

Income from ordinary activities before taxation	291,077	240,481	861,015	164,191

Income tax at applicable tax rate of 33%	96,055	79,359	284,135	54,183
Tax exemption	(1,085)	-	-	(84,405)
Non-deductible expenses	24,796	16,720	28,134	359,255
Tax incentive	-	(23,895)	(40,333)	-
Unrecognised tax loss	6,224	-	-	-
Others	1,324	(53,036)	24,795	(5,348)

Tax expense	127,314	19,159	296,731	323,685

5.	INVENTORIES

Inventories consisted of the followings:
	(Unaudited) As of June 30,	As of December 31,
	2007	2006	2005
	US$	US$	US$

Raw materials	5,313	53,928	97,547
Work in progress	7,195	24,753	-
Trading goods	985,264	1,163,237	998,529

	997,772	1,241,918	1,096,076

Shandong Guolian Telecommunication Technology Limited

Notes to Consolidated Financial Statements

6.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment is summarized as follows:

	(Unaudited) As of June 30,	As of December 31,
	2007	2006	2005
	US$	US$	US$

Buildings	280,590	273,655	264,502
Plant and machinery	31,073	39,641	29,383
Office equipment	51,507	71,912	55,967
Motor vehicles	62,173	60,636	48,716

	425,343	445,844	398,568
Accumulated depreciation	(87,361)	(92,868)	(54,261)

	337,982	352,976	344,307

The carrying value of property, plant and equipment was reduced by the amount of excess of fair value of net assets acquired over purchase price which is set out in note 8 to the financial statements. The amount of excess of fair value of net assets acquired over purchase price is then credited to consolidated statements of operations, by spreading over with the remaining useful life of the property, plant and equipment, as a reduction of the related depreciation charges.

All building properties are pledged to secure the long term loan from related parties as set out in note 10(d) to the financial statements.

7.	SHORT-TERM BANK LOAN

The bank loan is guaranteed by the director, Mr. Lian Renguang (瀢仁广) and interest bearing at an interest rate at 0.536% per month and repayable on November 13, 2007. Details of the amounts guaranteed by the director are set out in note 10 to the financial statements.

8.	ACQUISITIONS

On August 25, 2005, Guolian injected additional capital of US$61,110 (equivalent to RMB500,000) to Pan-pacific and has increased its equity interests in Pan-pacific from 49% to 74.5%. As a result, Pan-pacific has become a subsidiary of Guolian since then. Such transaction was accounted for by using purchase accounting method.

The fair values of the assets and liabilities acquired and purchase price was allocated as follows:

US$

Purchase consideration for acquisition of a subsidiary	61,110
Fair value of net assets acquired	(303,066)

Excess of fair value of net assets acquired over purchase price	(241,956)

Shandong Guolian Telecommunication Technology Limited

Notes to Consolidated Financial Statements

8.	ACQUISITIONS (CONTINUED)

Excess of fair value of net assets acquired over purchase price was directly credited as extraordinary income in consolidated statement of operations and other comprehensive income.

On January 29, 2007, Guolian acquired the remaining equity interests of Pan-pacific from minority interests. Such transaction was accounted for by using purchase accounting method.

The fair values of the assets and liabilities acquired and purchase price was allocated as follows:

(Unaduited)
US$

Purchase consideration for acquisition of minority interests (note 10(c))	32,836
Fair value of net assets acquired	(442,585)

Excess of fair value of net assets acquired over purchase price	409,749

Excess of fair value of net assets acquired over purchase price amounting to US$19,502 was credited to property, plant and equipment of Pan-pacific. Details of which are set out in note 6. The remaining amount of US$390,247 was directly credited as extraordinary income in consolidated statement of operations and other comprehensive income.

9.	SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION

Analysis of the net cash inflow in respect of the acquisition of a subsidiary during the following fiscal year.

Year ended December 31,
2005
US$

Consideration for additional capital injection	(61,110)
Bank balances and cash acquired	151,807

Net cash inflow from the acquisition	90,687

Shandong Guolian Telecommunication Technology Limited

Notes to Consolidated Financial Statements

10.	RELATED PARTY TRANSACTIONS

Summary of related party transactions

	(Unaudited) As of June 30,	As of December 31,
	2007	2006	2005
	US$	US$	US$
Due from related parties
Directors (Note (a) and (b))	439,914	551,790	235,536

Due to related parties
Directors (Note (a))	30,903	30,139	29,131
Ex-minority owners of Pan-pacific (Note (c))	35,264	-	-

	66,167	30,139	29,131

Long-term loan from related parties
Director (Note (d))	34,797	40,095	51,380
Related party (Note (d))	34,796	40,094	51,380

	69,593	80,189	102,760

Guarantor of short term loan
A director	263,000	256,500	-

Note:

(a)	The amounts due from/to directors represent unsecured advances made to/by those parties from time to time. These amounts are interest free and repayable on demand.

(b)
Certain trade receivables of the Company amounted to US$930,571 was received by Mr. Lian Renguang, a director and a major owner of the Company, on behalf of the Company. As approved by the Company’s board of directors, the amount due from Mr. Lian amounted to US$930,571 had been written off in 2005.

(c)
The amount represents total outstanding minority interest before the date of acquisition by Guolian. The amount includes the purchase consideration of US$32,836 which is set out in note 8 to the financial statements. The ex-minority owners of Pan-pacific are also the directors and owners of Guolian.

(d)
The long-term loan was made by a director and a closely family member of the director. The loan was collateralized by the Company’s building properties and bear monthly interest rate at 0.57% and repayable by installments.

Shandong Guolian Telecommunication Technology Limited

Notes to Consolidated Financial Statements

11.	LONG-TERM LOAN FROM RELATED PARTIES

	(Unaudited) As of June 30,	As of December 31,
	2007	2006	2005
	US$	US$	US$

Secured loan (Note 10 (d))	69,593	80,189	102,760

Current portion	24,361	23,008	20,856
Non-current portion	45,232	57,181	81,904
	69,593	80,189	102,760

The loan was due to related parties as set out in note 10.

12.	COMMITMENTS AND CONTINGENCIES

(a)	Operating lease expense

The Company leases certain staff quarters and office premises under non-cancelable operating leases. Rental expenses under operating leases for the year ended December 31, 2005 and 2006 and for the six months ended June 30, 2006 and 2007 were US$694, US$4,269, US$1,749 and US$2,906 respectively.

The following table summarizes the approximate future minimum rental payments under non-cancelable operating leases in effect as of December 31, 2006 and 2005:

	(Unaudited) As of June 30,	As of December 31,
	2007	2006	2005
	US$	US$	US$

2006	-	-	876
2007	-	6,962	-
2008	6,023	988	-
2009	4,340	-	-

Total	10,363	7,950	876

Shandong Guolian Telecommunication Technology Limited

Notes to Consolidated Financial Statements

12.	COMMITMENTS AND CONTINGENCIES (CONTINUED)

(b)	Contingencies

The Company recognizes its revenue upon the completion of contract and has made full tax provision in accordance with relevant national and local laws and regulations of the PRC. A contract is considered completed upon completion of all essential contract work and the installation has been accepted by the customer. It is the common practice in the PRC that invoices are not issued to customers until payments are received. The Company follows the practice of reporting its revenue for PRC tax purposes when invoices are issued. All unbilled revenue will become taxable when invoices are issued. For PRC tax reporting purpose, the Company recognized revenue on an “invoice basis” instead of when goods are delivered and services are rendered. This is not in strict compliance with the relevant laws and regulations. Accordingly, despite the fact that the Company has made full tax provision including surcharge in the financial statements, the Company may be subject to a penalty for the deferred reporting of tax obligations. The exact amount of penalty cannot be estimated with any reasonable degree of certainty. The board of directors considers it is more likely than not that the tax penalty will not be imposed.

13.	POST BALANCE SHEET EVENTS

On July 5, 2007, Guolian, owners of Guolian and Beijing Telestone Wireless Telecommunication Company Limited (“BTWTC”), which was established in Beijing, the PRC, entered into a Share Transfer Agreement (the “Agreement”). Under the Agreement, 100% equity ownership interests in Guolian and its wholly owned subsidiary “Pan-pacific” had been wholly transferred by the owners of Guolian to BTWTC for an aggregate consideration of 800,000 shares of restricted common stocks of Telestone Technologies Corporation (“Telestone”), a company with shares listed on NASDAQ in the United States, and US$500,000 in cash. In addition, TTC may provide for issuance of 100,000 additional equity shares of common stocks contingent on the earnings of the Company could be increased at least by a specified percentage by one year after the date of acquisition.

Shandong Guolian Telecommunication Technology Limited